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                                                                      EXHIBIT 12

RATIO OF EARNINGS TO FIXED CHARGES

                       Ratio of Earnings to Fixed Charges
                      (Dollars in thousands, except ratio)

                                              2002         2001         2000         1999         1998
                                              ----         ----         ----         ----         ----
                                                        (Restated)   (Restated)   (Restated)
Earnings:
     Pretax income                          $ 32,824     $ (9,093)    $ 24,915     $ 37,664     $ 30,879
     Interest                                 29,200       37,887       37,523       28,573     $ 20,506
     Interest in leases                        2,002        2,012        1,719        1,548        1,507
     Amortization of capitalized
     interest                                    434          409          338          242          190
                                            --------     --------     --------     --------     --------
                                            $ 64,460     $ 31,215     $ 64,495     $ 68,027     $ 53,082
                                            ========     ========     ========     ========     ========
Fixed charges:
     Interest                               $ 29,200     $ 37,887     $ 37,523     $ 28,573     $ 20,506
     Capitalized interest                          7          513          895        1,032        1,215
     Interest in leases                        2,002        2,012        1,719        1,548        1,507
     Amortization of capitalized
     interest                                    434          409          338          242          190
                                            --------     --------     --------     --------     --------
                                            $ 31,643     $ 40,821     $ 40,475     $ 31,395     $ 23,418
                                            ========     ========     ========     ========     ========

Ratio:                                          2.0x           -x         1.6x         2.2x         2.3x

Note: Fixed charges for 2001 exceeded earnings by $9.6 million.